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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 9, 1995, with respect to the consolidated financial statements and the related financial statement schedules of The Life Insurance Company of Virginia and subsidiaries and the Life of Virginia Separate Account III, in Post-Effective Amendment No. 16 to the Registration Statement (Form S-6 No. 33-12470) and related Prospectus of Life of Virginia Separate Account III for the registration of an indefinite amount of securities.


                                                    ERNST & YOUNG LLP

Richmond, Virginia
October 30, 1995